UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 20, 2014, Edwards Lifesciences Corporation, a Delaware corporation (“Edwards”), announced that it has entered into an agreement (the “Agreement”) with Medtronic, Inc. and its affiliates (“Medtronic”) to, among other things, settle all outstanding patent litigation between the parties, including all cases related to transcatheter heart valves.  Pursuant to the agreement, all pending cases or appeals in courts and patent offices world wide will be dismissed, and the parties will not litigate patent disputes with each other in the field of transcatheter heart valves for the eight-year term of the Agreement.

Under the terms of a patent cross-license that is part of the Agreement, Medtronic will make a one-time, upfront payment to Edwards in the amount of $750 million.  In addition, Medtronic will pay Edwards quarterly license royalty payments through April 2022.  For sales in the United States, the royalty payments will be based on a percentage of Medtronic sales of transcatheter aortic valves, subject to a minimum annual payment of $40 million and a maximum annual payment of $60 million.  A separate, modest royalty payment will be calculated based on sales of Medtronic transcather aortic valves manufactured in the United States but sold elsewhere.

Item 7.01                                           Regulation FD Disclosure.

In connection with the Agreement described in Item 1.01, Edwards expects to earn approximately $25-28 million in royalties in 2014 which, along with the one-time payment, is subject to an estimated 36 percent tax rate. Edwards intends to utilize the upfront payment, after taxes, to repay outstanding bank debt under Edward’s credit facility, and for other investments consistent with the company’s long-term strategy.

On May 20, 2014, Edwards issued a press release announcing the Agreement described above.  A copy of the press release is furnished as Exhibit 99.1.

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements include, but are not limited to, expectations of royalty payment amounts, anticipated tax rates, and intended utilization of the upfront payment.   Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.  If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with Medtronic Corevalve sales, and other risks detailed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports on Forms 10-Q and 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

99.1        Press release, dated May 20, 2014, announcing a settlement agreement between Edwards and Medtronic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 20, 2014

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Aimee S. Weisner
Corporate Vice President, General Counsel

Exhibit Index

Exhibit Number	Description
99.1	Press release, dated May 20, 2014, announcing a settlement agreement between Edwards and Medtronic